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                                                                    EXHIBIT 99.1

                      CERTIFICATE OF KMEP AS TO PAYMENT OF
                          ADDITIONAL REGISTRATION FEE

     Kinder Morgan Energy Partners, L.P. (the "Registrant") hereby certifies to the Securities and Exchange Commission (the "Commission") that on June 8, 1998.

          (i) The Registrant has instructed its bank to wire transfer to the Commission the requisite filing fee of $6,244.32 due in connection with the filing of its Registration Statement with the Commission on June 9, 1998 pursuant to Rule 462(b) under the Securities Act of 1933, as amended;

          (ii) The Registrant will not revoke such instructions; and

          (iii) The Registrant has sufficient funds in the account from which the wire transfer will originate to cover the amount of the filing fee.

     The Registrant hereby undertakes to confirm on June 9, 1998 that its bank has received such instructions.

                                            KINDER MORGAN ENERGY PARTNERS, L.P.

                                            *By:

                                              ----------------------------------
                                              William V. Morgan,
                                              Vice Chairman

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